                                   Exhibit 8c

               WRITTEN CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

                             April 26, 2002



Board of Directors
Paragon Life Insurance Company
100 South Brentwood Boulevard
St. Louis, Missouri 63105

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "legal matters" in the Prospectus filed as part of Post-Effective Amendment No. 10 to the registration statement on Form S-6 for Separate Account B of Paragon Life Insurance Company (File No. 33-75778). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                      Very truly yours,

                                      SUTHERLAND ASBILL & BRENNAN LLP


                                 By:  /s/ Stephen E. Roth
                                          ------------------------
                                          Stephen E. Roth